UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 14, 2009

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)
_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

(610) 594-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

At a meeting on July 14, 2009, the compensation committee of the board of directors of West Pharmaceutical Services, Inc. adopted a supplemental long-term incentive plan.  The plan provides officers and key employees of the Company an opportunity to receive cash awards based on the achievement of operating-margin improvement targets for the period beginning July 1, 2009 and ending December 31, 2011.  The following table shows the estimated cash payouts for each of the executive officers named in the Company’s 2009 proxy statement who received awards under the plan.

	Estimated Future Payouts Under Supplemental Long-Term Incentive Plan
Name and Title	Threshold ($)	Target ($)	Maximum ($)
Donald E. Morel, Jr. Chairman of the Board and Chief Executive Officer	225,000	550,000	1,100,000
William J. Federici Vice President and Chief Financial Officer	75,000	150,000	300,000
Steven A. Ellers President and Chief Operating Officer	112,500	225,000	450,000
John R. Gailey III Vice President, General Counsel and Secretary	37,500	75,000	150,000

All supplemental plan awards will be made under the Company’s shareholder-approved 2007 Omnibus Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

July 17, 2009